UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 8, 2008

DANA RESOURCES

(Exact Name of Registrant as Specified in Charter)

Wyoming	333--138471	20-5244503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pushkinska 20-3 Kiev, Ukraine
(Address of principal executive offices)

Registrant’s telephone number, including area code:  380 44 331 6201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant has entered into a letter of intent  to acquire  19 precious and base metal mining claims in Peru from SMRL Angelo XXI for 25 million shares of restricted common stock. In addition, the Registrant will pay a 1.5% net smelter royalty to SMRL Angelo XXI. The closing is to take place within two months of the date of the agreement, which is March 8, 2008, subject to due diligence by the parties.   The properties include patented and unpatented claims in the provinces of Chumbivilcas, Recuay, Huancabamba, and Huando.

ITEM 9.01 – EXHIBITS

Exhibit 10.2.  Agreement with SMRL Angelo XXI, in Spanish with English translation.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DANA RESOURCES (Registrant)

Date: March 11, 2008	/s/ Yuriy Semenov, President